              SILLS CUMMIS ZUCKERMAN RADIN TISCHMAN EPSTEIN & GROSS
                           A PROFESSIONAL CORPORATION

ARTHUR J. SILLS (1917-1962)        ONE RIVERFRONT PLAZA
                                NEWARK, NEW JERSEY 07102-5400
                                     (201) 643-7000
                                    FAX: (201) 643-6500
CLIVE S. CUMMIS         STEVEN M. GOLDMAN                                       JAMES M. HIRSCHHORN      BETH S. ROSE
STEVEN S. RADIN         CECIL J. BANKS                                          LINDSAY H. LEW           SCOTT N. RUBIN
HERBERT L. ZUCKERMAN    KENNETH F. CETTLE                                       WILLIAM B. KORMAN        SHALOM D. STONE
MICHAEL B. TISCHMAN     ALAN E. SHERMAN                                         NOEL  D. HUMPHREYS       FREDERIC M. TUDOR
MORTON S. BUNIS         ROBERT J. ALTER                                         PATRICIA M. KERINS       ADAM S. HENSCHEL
STANLEY TANNENBAUM      IRA A. ROSENBERG                   ___________          MICHAEL P. EINBINDER (delta) LESLIE A. ADELMAN
BARRY M. EPSTEIN        ROBERT CRANE                                            GERALD A. GREENBERGER    DAVID N. LAMAR+
STEVEN E. GROSS         MARC S. KLEIN                                           PETER B. FALLON          KENNETH L.MOSKOWITZ
THOMAS J. DEMSKI        PHILIP R. SELLINGER                                     MARTIN J. MILITA, JR.    BENNET SUSSER
JEFFREY H. NEWMAN       ROBERT S. BURRICKU               250 PARK AVENUE        MARK S. OLINSKY          JODI S. BRODSKY
LAWRENCE S. HORN        THOMAS S. NOVAK              NEW YORK, NY 10177-0040    SHERI K. SIEGELBAUM      ROBERT W. BURKE
CHARLES J. WALSH        JERRY GENBERG                    (212) 349-7600         ALAN J. COHEN            DAVID M. FREEMAN
JEFFREY J. GREENBAUM    STUART M. FEINBLATT                                     ROSEMARIE E. MATERA      SCOTT T. GRUBER
BARRY L. SHAPIRO        MARGARET F. BLACK                                       HOWARD S. YARUSSU        LINDA B. LEWINTER
SIMON LEVIN             ROBERT M. AXELROD                  ___________          ALAN C. BELL             ANTHONY J. MONACO
STEPHEN J. MOSES        MICHAEL E. DONOVAN                                      RONALD C. RAK            ROY B. OSER
THEODORE L. ABELES      ROBERT J. FETTWEIS                                      L. DEW KANESHIRO         JAMES L. PLOSIA
WILLIAM S. GREENBERG    BRIAN S. COVEN                  17 GORDON'S ALLEY       FRANK N. D'AMBRA         FRANK J. TANZOLA
GERALD SPAN             TRENT S. DICKEY           ATLANTIC CITY, NJ 06401-7406  RICHARD J. SAPINSKI      JACQUELYN J. BURT
JEFFREY BARTON CAHN     WILLIAM M. RUSSELL               (609) 344-2800         GLENN E. DAVIS           JAY A. SOLED
JERALD D. BARANOFF      JOHN T. CONNOR, JR. *                                   KAREN L. JORDAN          LEONARD A.LABARBIERA
HARRY F. GOLDBERGb      JOSEPH L. BUCKLEY                 ____________          SUSAN M. HENDRICKSON     BRUCE SCHOENBERG
LEE ALAN ADLERSTEIN     KATHLEEN BURNS                                          VICTOR H. BOYAJIAN       STEVEN S. KATZ
NOAH BRONKESH           DAVID J. RABINOWITZ            301 CARNEGIE CENTER      JOANNE JORDAN DOWD       PHILIP A. BRAMSON
ROBERT M. BECKER        STANLEY U. NORTH, III                CN5320             STEVEN R. ROWLAND        CHRISTOPHER P. GENGARO
LESTER ARON             JAMES D. TOLL               PRINCETON, NJ 06543-5320    PHILIP R. WHITE          LINDA B. KATZ
                                                         (609) 967-1200         KAREN SILPE MILLSTONE    RICHARD S. SCHKOLNICK
              OF COUNSEL                                                        LORI G. SINGER           STACEY H. SNYDER
              David Beck                                                        GEORGE F. NEWTON         DAVID TOLMAN
          Theodore I. Botter                              ____________          BRIAN L. WAMSLEY         BRIAN K. VALENTINE
            Victor Futter                                                       ERIC D. MANN             ANDREA WARD
            Dena L. Wolf                                                        STEPHEN B. MCNALLY       TED ZANGARI
                                                                                STUART M. BROWN          GIUFFRE M. HOLLINGSWORTH
                                                                                MARK E. DUCKSTEIN        ROBERT P. KRAMER
b NY & PA BARS ONLY   (DELTA) NY, KY & OH
U NY BAR ONLY         BARS ONLY                   WRITER=S DIRECT DIAL NUMBER:
                      + PA BAR ONLY                        (201) 643-
                      * NY & DC BARS ONLY                                              PLEASE REPLY TO:


                                October 26, 1990

                                                                          Newark

New Jersey Daily Municipal income Fund,Inc.
c/o Reich & Tang L.P.
100 Park Avenue
New York, New York  10017

         Re:      New Jersey Daily Municipal Income Fund, Inc.

Gentlemen:

         You have requested our opinion as to certain New Jersey income tax issues relating to the above-captioned fund (the "Fund"). Our opinion relates solely to the New Jersey tax matters described herein.

         In rendering our opinion, we have examined and, with your permission, relied upon, among other things, (1) the information contained in the Form N-1A respecting the Fund, as filed with the Securities and Exchange Commission on October 26, 1990 (the "Registration Statement"), and (2) your letter of representations of even date addressed to this firm.

         In addition, with your permission we have assumed that the Fund will constitute a "qualified investment fund" as defined in the New Jersey Gross Income Tax Act (the "Act") and that the Fund will comply with its reporting obligations under New Jersey law with respect to qualified investment funds.

         Except as otherwise defined herein, capitalized terms used in this opinion shall have the respective meanings ascribed to them in the Registration Statement.

         Based on the foregoing, under existing New Jersey law applicable to individuals who are New Jersey residents, we are of the opinion that:

     1. Distributions paid by the Fund to a New Jersey resident individual shareholder will not be subject to the New Jersey gross income tax to the extent that the distributions are attributable to income received as interest on or gain from New Jersey Municipal Obligations or Territorial Municipal Obligations.

     2. Gain from the sale of shares in the Fund by a New Jersey resident individual shareholder will not be subject to the New Jersey gross income tax.

         We hereby consent to the filing of this opinion as an exhibit to a Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 covering the Fund's shares, and to the reference to our firm in such Registration Statement and the Prospectus included therein.

                                Very truly yours,


                        /s/ Sills Cummis Zuckerman Radin
                            Tischman Epstein & Gross